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                                                                     EXHIBIT 9.2

                                     KINION

                             VOTING TRUST AGREEMENT

                     (RE: HALL, KINION & ASSOCIATES, INC.)

          THIS AGREEMENT is entered into and effective this 17th day of January, 1996, between and among the following persons all of whom are shareholders of HALL, KINION & ASSOCIATES, INC., a California corporation (hereinafter referred to as the "Corporation"): AMBROSE JOSEPH KINION as custodian for DYLAN THOMAS KINION under the California Uniform Transfers to Minors Act; AMBROSE JOSEPH KINION as custodian for NICHOLAS XAVIER KINION under the California Uniform Transfers to Minors Act; AMBROSE JOSEPH KINION as custodian for TIMOTHY JOSEPH KINION under the California Uniform Transfers to Minors Act; AMBROSE JOSEPH KINION and ELEANOR THEOPHANE KINION; TERRENCE JOSEPH KINION; JANICE BARLOW; JUDY NAIL; JERI MEISENHIEMER; and DOUG MAHONEY (hereinafter referred to as "Shareholders" and sometimes as "Certificate Holders"); and TODD KINION (hereinafter referred to as "Trustee").

          1.   EXCHANGE OF SHARES FOR VOTING TRUST CERTIFICATES.
               ------------------------------------------------

               a. Simultaneously with execution of this Agreement, the Shareholders shall deliver to the Trustee properly endorsed certificates for the number of common shares of the Corporation shown opposite their respective names below (hereinafter referred to as the "Shares"). The Trustee shall hold the Shares transferred to him in trust, subject to the terms of this Agreement. The Shareholders shall have no right to withdraw their Shares prior to termination of this Agreement as hereinafter provided.

               b. The Trustee shall cause the Shares to be transferred to him on the Corporation's books and records and shall issue and deliver to each of the Shareholders a voting trust certificate, in the form shown in Exhibit A to this Agreement, for the number of shares transferred to the Trustee.

          2.   TRUSTEE'S POWERS AND DUTIES.
               ---------------------------

               a.   VOTING OF SHARES. During the existence of this trust, the
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Trustee shall have the exclusive right to vote all Shares transferred to him in person or by proxy at all shareholder meetings and in all proceedings in which the vote or consent of shareholders may be required or authorized, and shall have all the rights, privileges, and powers of a shareholder except as otherwise provided in this Agreement. With respect to the election of the Corporation's directors, and as to all other matters of any character whatsoever on which a shareholder vote or approval is required by the articles or bylaws of the Corporation or as a matter of law, or which is submitted to the shareholders for approval, the Trustee shall exercise such voting rights as he determines in the sound exercise of his discretion.
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               b.   NUMBER AND PERCENTAGE VOTE. The number of Trustees under
                    --------------------------
this Agreement shall be one.

               c.   OTHER TRUSTEE ACTIVITIES. The Trustee may also be a party to
                    ------------------------
this Agreement as share owner holding voting trust certificates. Additionally, he may serve the Corporation as officer or director or in any other capacity, and may receive compensation from the Corporation for such services.

               d.   SALE OF SHARES. The Trustee shall have no authority to sell
                    --------------
or otherwise dispose of any shares transferred to him under this Agreement; provided, however, Certificate Holder may require that all or a portion of his or her Shares be sold by the Trustee (i) only in accordance with prior written instructions from the Certificate Holder and (ii) only after or in conjunction with an initial public offering of the Corporation's shares or in the event of a sale of all or substantially all of the business of the Corporation. In the event of a sale of Shares in accordance herewith, and in exchange for the net sales proceeds from the sale of said Shares, the Certificate Holder shall surrender to the Trustee his or her voting trust certificate properly endorsed.

               e.   COMPENSATION.  The Trustee shall receive no compensation for
                    ------------
his services except for reimbursement, by the Certificate Holders, of expenses incurred in the administration of his duties. However, this paragraph shall not affect the right of the Trustee to compensation from the corporation for services performed on its behalf in some other capacity (as officer, director, employee or otherwise).

               f.   TRUSTEE'S LIABILITY. The Trustee shall not be liable for any
                    -------------------
error of judgment or mistake of fact or law, or for any act or omission made in good faith in connection with his powers and duties under this Agreement, except for the Trustee's own willful misconduct or gross negligence. No Trustee shall be liable for the acts or omissions of any other Trustee or Trustee or for the acts or omissions of any employee or agent of any other Trustee or Trustee. The Trustee shall not be liable in acting on any notice, consent, certificate, instruction, or other paper or document or signature believed by him to be genuine and to have been signed by the proper party or parties. The Trustee may consult with legal counsel, and any of his acts or omissions made in good faith in accordance with the opinion of legal counsel shall be binding and conclusive on the parties to this Agreement.

               g.   REPLACEMENT OF TRUSTEE. The Trustee may be removed from
                    ----------------------
office by the vote of holders of voting trust certificates representing at least two-thirds (2/3rds) of the beneficial interests. In case of the Trustee's death, resignation, or inability to act, the holders of voting trust certificates representing at least two-thirds (2/3rds) of the beneficial interests shall elect a Successor Trustee.

          3.   TERMINATION.
               -----------

               a. This Agreement shall terminate five (5) years after the effective date of this Agreement or on any later date to which the term is extended, as provided below, without notice by or to, or action on the part of, the Trustee or the Certificate Holders.
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               b.   This Agreement may be terminated at an earlier date by the vote or written consent of Certificate Holders representing one hundred percent (100%) of the shares subject to this Agreement, upon ten days' written notice to the Trustee.

               c. As soon as practicable after termination of this Agreement, the Trustee shall redeliver share certificates representing the appropriate number of shares, properly endorsed for transfer, to the respective Certificate Holders of record, and the Certificate Holders shall surrender to the Trustee their voting trust certificates properly endorsed, together with payment of sums sufficient to cover any taxes and other expenses relating to the transfer or delivery of the share certificates.

               d. If any Certificate Holder refuses to surrender voting trust certificates in exchange for shares, or cannot be located, the Trustee may deliver the share certificates due that Certificate Holder to any bank or trust company in California, or to the Secretary of the Corporation, for the benefit of the person or persons entitled thereto, and thereupon shall be fully discharged with respect to those share certificates.

          4.   EXTENSION OF AGREEMENT.
               ----------------------

               a. The term of this Agreement, as prescribed in Paragraph 3, may be extended from the original termination date of this Agreement or from the termination date as last extended in accordance with this paragraph, provided that within two years before the date as originally fixed or as last extended, one or more Certificate Holders, by written agreement, and with the Trustee's written consent, extend the term of this Agreement with respect to their shares for an additional term not to exceed ten years from the expiration date then in effect.

               b. In the event of extension, duplicate copies of this Agreement and of the extension agreement shall be filed with the secretary of the Corporation and shall be open for inspection on the same conditions as the Corporation's record of shareholders.

          5.   WITHDRAWAL OF SHARES.
               --------------------

               No Certificate Holder may withdraw his or her shares from this Agreement until termination of this Agreement or unanimous consent of the Certificate Holders. Upon withdrawal of shares, the Certificate Holder shall surrender his or her voting trust certificates to the Trustee. The Trustee shall deliver the withdrawn shares properly endorsed for transfer as in the case of termination under Paragraph 3 above.

          6.   NOTICES, DIVIDENDS, AND DISTRIBUTIONS.
               -------------------------------------

               a. The Trustee shall promptly forward copies of all notices, reports, statements, and other communications received from the Corporation to the Certificate Holders, indicating the date of receipt.
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               b.   The Trustee shall promptly distribute all dividends and
other distributions received from the Corporation to the Certificate Holders in proportion to their respective interests.

               c. If any dividend or stock split consists of additional shares having voting rights, the Trustee shall hold these shares in trust subject to the terms of this Agreement, and shall issue new voting trust certificates, representing the additional shares, to the Certificate Holders in proportion to their respective interests .

          7.   VENTURE CAPITAL FINANCING
               -------------------------

          The Shares subject to this Agreement shall be subject to all the terms, conditions, and covenants required by any venture capital, bank, or other financing which the Corporation may obtain.

          8.   NAME OF TRUST
               -------------

               The trust created by this instrument shall be referred to as the KINION VOTING TRUST.

          9.   GOVERNING LAW
               -------------

               It is the parties' intention that this Agreement meet the statutory requirements of California Corporations Code (S)706(b) and that this Agreement be construed in accordance therewith and under the laws of the State of California. If any action or proceeding is brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of California shall apply and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or proceeding may be initiated.

Dated: January 17,1996
TRUSTEE

/s/ Todd Kinion
_________________________
TODD KINION

SHAREHOLDERS & CERTIFICATE HOLDERS:          NUMBER OF SHARES DEPOSITED:  33,000

/s/ Ambrose Joseph Kinion
_________________________________________
AMBROSE JOSEPH KINION as Custodian for
DYLAN THOMAS KINION under the California
Uniform Transfers to Minors Act                                           33,000


/s/ Ambrose Joseph Kinion
_________________________________________
AMBROSE JOSEPH KINION as Custodian for
NICHOLAS XAVIER KINION under the California
Uniform Transfers to Minors Act                                           33,000

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/s/ Ambrose Joseph Kinion
__________________________________________
AMBROSE JOSEPH KINION as Custodian for
TIMOTHY JOSEPH KINION under the California
Uniform Transfers to Minors Act                                           20,000

/s/ Ambrose Joseph Kinion and
    Eleanor Theophane Kinion
__________________________________________
AMBROSE JOSEPH KINION and
ELEANOR THEOPHANE KINION                                                  30,000


/s/ Terrence Joseph Kinion
__________________________________________
TERRENCE JOSEPH KINION                                                    20,000


/s/ Janice Barlow
__________________________________________
JANICE BARLOW                                                             10,000


/s/ Judy Nail
__________________________________________
JUDY NAIL                                                                 10,000


/s/ Jeri Meisenhiemer
__________________________________________
JERI MEISENHIEMER                                                         10,000


/s/ Doug Mahoney
__________________________________________                               -------
DOUG MAHONEY                                                 TOTAL       199,000
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